Exhibit 16.1

RONALD N. SILBERSTEIN, C.P.A., P.L.L.C.
30201 ORCHARD LAKE ROAD, SUITE 150
FARMINGTON HILLS, MICHIGAN 48334
TEL: (248) 330-6226 • Fax: (248) 479-0578
Internet: www.ronscpa.corn
________________________________

July 5, 2007

Securities and Exchange Commission
450 Fifth St., N.W.
Washington, DC 20549

RE: SuportSave Solutions, Inc.

Ladies and Gentlemen:

We have read the statements made by SupportSave Solutions, Inc. in Item 4.01 of the accompanying Form 8-K filed with the Securities and Exchange Commission. We agree with the statements contained herein concerning our firm.

Very Truly Yours,

RONALD N. SILBERSTEIN, C.P.A., P.L.L.C.
Ronald N. Silberstein, C.P.A., P.L.L.C.
Farmington Hills, Michigan